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                                                                    Exhibit 10.3

                              MANAGEMENT AGREEMENT
                                 LIFE COMPANIES


         This Agreement, made as of this 31st day of March, 1997, by and between HARTFORD LIFE INSURANCE COMPANY (the "Client") and THE HARTFORD INVESTMENT MANAGEMENT COMPANY, a corporation organized pursuant to the laws of the State of Delaware and an investment adviser registered under the Investment Advisers Act of 1940 (the "Manager").

                                   WITNESSETH:

         WHEREAS, Manager is in the business of providing investment management services; and

         WHEREAS, Client wishes to appoint Manager to serve as investment manager with respect to a certain portion of the Client's assets and the Manager is willing to so serve;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1)       APPOINTMENT OF MANAGER

         Effective as of the 31st day of March, 1997, and until this appointment is terminated as provided in Paragraph 8 hereof, the Client hereby appoints the Manager as an investment manager and delegates to the Manager the power to manage (including the power to acquire or dispose of), in accordance with the terms and conditions of this Agreement, that portion of the assets of the Client which constitute, from time to time, one or more separate, segregated accounts established by Client from time to time (each such account is hereinafter individually referred to as an "Account" and are collectively referred to as the "Accounts"). Each Account shall consist of assets of the Client which, by notice given or caused to be given by the Client to the Manager, are placed in the Account, and the investments and reinvestments of, and all income earned by, any assets from time to time in the Account. By notice given or caused to be given by the Client to the Manager, assets of the Client may be added to or withdrawn from each or any one or more of the Accounts from time to time, provided, however, that with regard to assets withdrawn by the Client under this Paragraph 1, Client may not engage the investment advisory services of any investment adviser which is not affiliated with Manager without Manager's prior written approval.

2)       INVESTMENT DIRECTION

         The Client's investment objectives for each Account and a statement of the restrictions on the investment of the assets of each such Account ("Investment Guidelines") shall be as supplied by the Client and acknowledged and agreed to in writing by the Manager from time to time and are initially as set forth in Schedules A, B, C, D, E, F, G, H, I, J, K, L, M, O, P, Q, R and S, respectively, all of which schedules are attached hereto and made a part hereof. Further, Client and Manager acknowledge and agree that the investment of assets in each Account shall also be subject to the restrictions set forth in
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         the "ITT Hartford Group, Inc. Restricted Securities" Chart (attached hereto as Exhibit 2, as the same may be amended from time to time) which are applicable to an "Internal Manager" under the heading "Actively Managed Funds". The Client hereby directs the Manager to use its best efforts to select investments for each Account in compliance with applicable restrictions and on the basis of the investments' possibilities for achieving each such Account's objectives and satisfying such needs. The Client understands and is willing to accept the risk involved therein and further understands that there can be no assurance that such objectives will be achieved. A list of the initial Accounts is contained in Exhibit I attached hereto, as the same may be amended from time to time. Under no circumstances shall the obligations, liabilities, or remedies relating to a particular Account constitute the obligations, liabilities or remedies for any other Account.

3)       CUSTODY, DELIVERY AND RECEIPT OF SECURITIES

         The Manager will be responsible for the establishment and maintenance of proper arrangements regarding the custody of the securities and other assets in the Accounts and the delivery and receipt of such securities and other assets.

4)       AUTHORITY OF THE MANAGER

         The Manager is hereby authorized on behalf of the Client, as its agent and attorney-in-fact, without obtaining the consent of or consulting with the Client or any other person, to issue to brokers and dealers instructions to purchase, sell and otherwise trade in or deal with, any security in the Accounts for the account and at risk of, and in the name of, the Client; to purchase from or sell to any person any security in any of the Accounts for the account and at risk of, and in the name of the Client; and generally to perform any other act necessary to enable the Manager to carry out its obligations under this Agreement. Such authorization, however, does not include authority to deliver or pay securities or cash to the Manager.

         Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution. In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

         Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager's overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

5)       DOCUMENTATION TO BE FURNISHED

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         The Client hereby agrees to furnish the Manager with such information, authorizations and documentation as the Manager may from time to time require to enable it to carry out its obligations under this Agreement.

         The Manager shall furnish to the Client such information and documentation in such form as the Client from time to time may reasonably require, including such information to permit the Client to independently assess Manager's compliance with each Account's Investment Guidelines.

6)       COMPENSATION TO MANAGER

         As compensation for services which Manager renders to Client pursuant to this Agreement and while this agreement is in effect, Manager shall charge Client and Client shall pay Manager quarterly fees in arrears, within 30 business days after the close of each calendar quarter, the equivalent of all indirect and direct costs incurred by the Manager during the relevant period (the "Cost Reimbursement Amount"). The Cost Reimbursement Amount will be established by Manager and provided to Client within a reasonable time period following the end of each such calendar quarter.

7)       SUB-ADVISORY SERVICES; ASSIGNMENT

         If Manager at any time deems it to be in the best interest of Client, Manager may designate and engage the services of a sub-adviser or sub-advisers and may apportion to such sub-adviser(s) a portion of the assets of Client described in Paragraph 1. above as Manager shall determine in its absolute discretion after consultation with Client. The designation of an additional investment adviser(s) and the apportionment of any of Client's assets to any such investment adviser(s) pursuant to this Paragraph 7. shall not modify the respective rights and obligations of Client and Manager hereunder.

8)       TERMINATION

         This Agreement shall run for an initial period beginning on March 31, 1997 and ending on March 31, 2000 (the "Initial Period") unless terminated by Client upon one hundred and eighty (180) calendar days prior written notice for "cause", as such term is defined below. Thereafter, this Agreement shall be renewable automatically for successive one year periods on March 31st ("Successive One Year Period"), unless on or after September 30, 1999, one party gives to the other party one hundred and eighty (180) calendar days' prior written notice of its intention to terminate the Agreement. A termination for "cause" shall be defined as Manager substantially underperforming certain benchmarks agreed to by Client and Manager relating to the management of Client's assets under this Agreement during this Initial Period. For purposes of determining whether Manager has substantially underperformed at any time during the Initial Period, Client and Manager shall take into account the following: (i) any "extraordinary expenses" incurred by Manager during the relevant period, determined in accordance with generally accepted accounting principles, (ii) any errors committed or caused by a custodian, broker, dealer, bank or futures commission merchant which

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         Manager directs transactions for the Account or any other person, and
         (iii) any losses caused by following Client's directions or instructions.

         If Client terminates this Agreement during or at the expiration of either the Initial Period or any Successive One Year Period, Client acknowledges and agrees that it shall be obligated to pay to Manager any and all costs attributable to, arising from or related to such termination.

9)       DUTY AND LIABILITY OF THE MANAGER

         Unless the Manager has not acted prudently or has otherwise violated the provisions of applicable law, the Manager shall not be subject to any liability to the Client or to any other person, firm or organization in the course of, or connected with its obligations under this Agreement. The Manager shall have no obligation to seek any material non-public ("inside") information about any issuer of securities, and shall not purchase or sell, or recommend for purchase or sale, the securities of any issuer for the Account on the basis of any such information as may come into its possession. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities law.

         Solely for purposes of complying with the conditions set forth in Prohibited Transaction Exemption 84-14 (PTE 84-14) issued pursuant to the Employee Retirement Income Security Act of 1974, a copy of which exemption is attached hereto as Exhibit 3, Manager acknowledges that with respect to any Account comprised of pension plan assets, it is a fiduciary with respect to each such plan within the meaning of Section V(a) of PTE 84-14.

10)      SERVICE TO OTHER CLIENTS

         It is understood that the Manager and certain of its affiliates perform(s) investment advisory services for various clients (including investment companies). The Client agrees that the Manager may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to any of the Accounts, so long as it is the Manager's policy, to the extent practical, to allocate investment opportunities to each of the Accounts over a period of time on a fair and equitable basis relative to other clients. It is understood that the Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for an Account any securities which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client, if in the opinion of the Manager such transaction or investment appears unsuitable, impractical or undesirable for a particular Account.

11)      NOTICES

         Any notice, direction, instruction, acknowledgment, or other communication required or contemplated by this Agreement shall be in writing and addressed as follows:

         To the Client: Hartford Life Insurance Company
                        P.O. Box 2999
                        Hartford, CT 06104-2999

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                        Attention:  Gregory A. Boyko
                                      Vice President

                        (Above for regular U.S. Postal Service mail deliveries)

                        Hartford Life Insurance Company
                        200 Hopmeadow Street
                        Simsbury, CT 06070
                        Attention:  Gregory A. Boyko
                                      Vice President

                        (Above for all other deliveries)

         To the Manager:   The Hartford Investment Management Company
                           P.O. Box 2999
                           Hartford, Connecticut 06104-2999
                           Attention: Mr. Joseph H. Gareau, President

                           (Above for regular U.S. Postal Service mail deliveries)

                           The Hartford Investment Management Company
                           200 Hopmeadow Street
                           Simsbury, Connecticut 06070
                           Attention: Mr. Joseph H. Gareau, President

                           (Above for all other deliveries)

         Any party hereto by notice hereunder to the other may designate a different address.

12)      GOVERNING LAW

         The laws of the State of Connecticut shall control all matters relating to this Agreement and shall apply to the extent not preempted by the laws of the United States of America.

13)      VOTING OF PROXIES

         Manager will execute or cause to be executed proxies received by the custodian bank from issuers of securities being held in the Accounts. The voting of such proxies shall be cast in a manner which is in the best interest of the relevant Account. Further, copies of all proxies, proxy solicitation materials and other notices and written communications relating to such securities ("Proxy Information") shall be retained by the Manager for the Client hereunder. Client shall have access to such Proxy Information, including the delivery of such information by Manager to Client upon request.

14)      RECORD KEEPING

         Manager agrees that all records which it maintains for the Account shall be the property of the Client and that it will surrender promptly to the designated officers or employees of the Client any or all such records upon request. All such records shall be made available, within a mutually agreeable time upon request by Client, to the Client or to

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         Client's accountants or auditors during regular business hours at the
         Manager's offices upon reasonable prior written notice; provided, however, that the Manager shall be permitted to keep such records or copies thereof for such period of time as are necessary to comply with all applicable rules and regulations of state or federal law.

15)      CONFIDENTIAL INFORMATION

         All information and advice furnished by the Manager to the Client shall be treated as confidential and shall not be disclosed to third parties by Client except as required by law or rule or regulation of any federal or state regulatory or supervisory body, exchange or board. All information identified by Client as proprietary shall be treated as confidential and shall not be disclosed to the public by the Manager, except as required by law or regulation or in order for the Manager to carry out its responsibilities hereunder.

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16)      INDEPENDENT CONTRACTOR

         The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Client in any way.


17)      MISCELLANEOUS

         This Agreement has been executed in several counterparts, each of which shall be considered as an original. Where the context admits, words in the plural shall include the singular and the singular shall include the plural. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may not be modified orally. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement. The Client acknowledges receipt of Part II of the Manager's Form ADV filed with the Securities and Exchange Commission pursuant to Section 203(c) of the Investment Advisers Act of 1940, which states information relative to the Manager's investment and brokerage policies and other important matters, and which the Manager warrants is the current filing of such form, at least 48 hours prior to the execution of this Agreement, as required by Rule 204-3 under such Act.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the date first above written.

                                    HARTFORD LIFE INSURANCE COMPANY


                                    By:________________________________________
                                                  Gregory A. Boyko
                                    Title:        Vice President


                                    THE HARTFORD INVESTMENT MANAGEMENT COMPANY


                                    By:________________________________________
                                                  Joseph H. Gareau
                                    Title:        President

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                                    EXHIBIT I

                                LIST OF ACCOUNTS


         The following constitutes a list of the Accounts referred to in Section 2 of the Management Agreement entered into between Hartford Life Insurance Company, expressed to be the "Client" therein, and The Hartford Investment Management Company, expressed to be the "Manager" therein, dated as of March , 1997 (the "Management Agreement").

         The Accounts contained in the following list may be added to or deleted from such list from time to time by a written agreement between the parties to the Management Agreement. Such supplemental agreement(s) shall be annexed hereto.

Divisions of Hartford Life Insurance Company (HLIC) Corporate-Owned Life Insurance (COLI) Separate Accounts

(A)      COLI Separate Account Series IIA Immunized Portfolio Division
(B)      COLI Separate Account - Commingled Lehman Aggregate Bond Index Division
(C)      COLI Separate Account Series IIB Passive Targeted Duration Division
(D)      COLI Separate Account Series II Flexible Bond Division - Portfolio A
(E)      COLI Separate Account Series IIB Libor Enhanced Liquidity Division
(F)      COLI Separate Account - Commingled Money Market Division
(G)      COLI Separate Account - Commingled Government Money Market Division
(H)      COLI Separate Account - Commingled S&P 500 Division

HLIC Separate Accounts

(I)      Pension Separate Account GP2
(J)      Pension Separate Account GP4
(K)      Pension Separate Account GP5
(L)      Pension Separate Account BF
(M)      Pension Separate Account B - Active Bond Portfolio
(N)      Pension Separate Account B - Enhanced Index Fund
(O)      Pension Separate Account A
(P)      Pension Separate Account BI
(Q)      Pension Separate Account CH-1A
(R)      Pension Separate Account CH-1B
(S)      Pension Separate Account CC [Core Account only]

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